Exhibit 99.2

BLACK RIFLE COFFEE COMPANY ANALYST AND INVESTOR DAY PRESENTATION

JANUARY 11, 2021

C O R P O R A T E   P A R T I C I P A N T S

Evan Hafer, Founder and Co-Chief Executive Officer, Black Rifle Coffee Company

Joe Reece, Executive Chairman, SilverBox Engaged Merger Corp I

Tom Davin, Co-Chief Executive Officer, Black Rifle Coffee Company

Toby Johnson, Chief Operating Officer, Black Rifle Coffee Company

Greg Iverson, Chief Financial Officer, Black Rifle Coffee Company

Tanner Doss, Vice President of Investor Relations, Black Rifle Coffee Company

P R E S E N T A T I O N

Tanner Doss

Good morning. I’m Tanner Doss, VP of Investor Relations for Black Rifle Coffee Company. We want to thank you for joining the Black Rifle Coffee Analyst and Investor Day. The time today will be devoted to the company presentation. We’ll welcome questions during our breakout session at 1:30 p.m. Eastern Time. Following today’s session, should you need further time with management or have follow-up questions, the ICR team is happy to set up individual calls.

Before turning the presentation over to Evan Hafer, Founder and CEO of Black Rifle Coffee, I would like to remind you that during this presentation, the parties will be making some forward-looking statements regarding future events and results. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and as a result are subject to risk and uncertainties. The information discussed today is qualified in its entirety by the SEC filings that have been filed to date by SilverBox Engaged, including the registration statement on Form S-4 filed with the SEC on January 4, 2022, which may be accessed on the SEC’s website.

You are urged to review the Form S-4 and all other relevant documents filed, or that will be filed with the SEC in connection with the business combination. Please note that today’s presentation is not an offering of securities or a solicitation of proxy, consent or authorization, or the solicitation of an offer to buy any securities pursuant to propose business combination or otherwise.

Now, before we introduce Evan Hafer, Founder and CEO of Black Rifle Coffee Company, we would like to begin with a short video.

(INTRODUCTORY VIDEO)

Evan Hafer

I knew that I wanted to join the military early as I could remember. Every deployment I went on, I was taking a small batch of roasted coffee with me. Great coffee was one of those things where if you started your day with it, it just kind of made your day that much better. I want people to know when they step into the company that this is owned by the veteran community.

Mat Best

The culture of our company is we don't settle for mediocrity. We always shoot for excellence and that will always be the primary ethos of our company.

Greg Iverson

In 2019 Black Rifle did about $82 million in revenue. Almost all that revenue came from our direct to consumer business. In 2020, we were able to double the size of the company with most of that coming from our direct to consumer business but importantly, building some capabilities beyond direct to consumer.

Tom Davin

Experiential coffee shops or outposts. This is where the BRCC brand comes to life. Ready to drink coffee sold in convenience stores. Our wholesale business involves partnering with leading national retailers such as Bass Pro Shop.

Toby Johnson

What's really exciting about the omni-channel presence of our brand is the true incrementality that it brings. We are reaching our consumer in new ways and it has a magnifying effect for the brand and our ability to reach our consumers through multiple channels.

Logan Stark, Vice President of Media, Black Rifle Coffee Company

It's this constant drive to constantly be evolving what we're doing to give our customers a better coffee experience.

Mat Best

This has come from the values and the ethos of the people that make up this company. We're not paying someone to define what we do. We live it day in and day out and no one can take that from us.

Evan Hafer

Lives will be changed and they'll be changed in a good way.

(PRESENTATION)

Evan Hafer

Good morning, everybody. I’m Evan Hafer. I’m the Founder and CEO of Black Rifle Coffee Company. Thank you for joining us for this Analyst and Investor Day. This is an exciting time for everyone at Black Rifle Coffee as we prepare the company to go public. Sorry, we couldn’t all be in-person for this. I would’ve loved to have shared some Just Black Coffee this morning with everybody.

Let me introduce a few of the executives here at Black Rifle Coffee. First, we’ve got Tom Davin. He is my Co-CEO. He came on as a Board member back in 2018, later about 2019 a little bit in –’19, he came on as my Co-CEO. I felt it was important to bring somebody in at that time to help me professionalize and grow the company. So we could build out a more sophisticated finance division. So we could scale different sections of the company with process and procedures.

And that’s something that Tom is inherently great at. He spent the majority of his life or his career in fast growing category, defining companies like Taco Bell, Panda Express, most recently 5.11 Tactical before he came out here. Tom Davin also had several years in the Marine Corps. He was a Marine Corps captain. He was an infantry officer. He’s a fantastic addition to the team. He brings a level of expertise and a layer of sophistication that we greatly needed and we’re very thankful to have him.

Next, we have Toby Johnson. So Toby comes to us most recently. So she is the newest executive that we’ve added to the team. She’s been with Black Rifle for less than a year. She is also a Board member. She’s got several years in the army. She’s a West Point grad. She’s an Apache pilot. Before that she was at Campbell Soup or after that – sorry, she was at Campbell Soup. She ran a multi-billion dollar snack food division for Campbell. She was at PepsiCo. She was at Frito-Lay. She’s a Apache pilot. She’s a legitimate badass. And I love having her as the Chief Operating Officer. I can’t thank her enough for joining the team and you guys are going to be super impressed.

Next, Greg Iverson is our Chief Financial Officer. He brings 25 plus years to our finance and accounting division. He came from Overstock and Apollo. So he’s been a – he’s been the CFO of two other public companies. He’s built an incredible team over there. He’s also – short story Greg and I were actually at the University of Idaho together around the same time. He is a couple years ahead of me. I was a couple years behind. He was probably a much better student. So we’re very thankful to have him as well.

We also have Joe Reece. So Joe Reece has over 35 years of experience and he’s the former Head of Investment Banking in the U.S. for UBS. So Joe comes to us, he’s part of the SilverBox Engaged Merger Corp team. He and Glenn have both been welcome additions to the Black Rifle Coffee team. I can’t thank them enough for engaging with us several months ago. They’ve been a fantastic addition to our team. They’ve helped a ton with all the preparation. We’re very thankful to have them.

So a little bit about me and my background. I was born in rural Idaho. I was the son of a logger. My grandfather is logger. So I grew up in a very small town in rural Idaho. Everybody, I knew they were either loggers or farmers. I was the first person I think in my family to break out of that mold and do something different. I went to University of Idaho for a while. Then I left and pursued my dream to become a green beret in 2000. I became a green beret in 2003. I invaded Iraq with Special Forces. I also had a coffee grinder and whole bean coffee that I took with me. So I could make fresh ground coffee in the mornings before we conducted the art of war you could say.

So from 2003, it took me a couple years. I ended up joining the CIA. And I was there for about nine and a half years. The thing I kept wanting to do was roast coffee. What I really wanted to do was kind of leave government service, make a great transition and start a micro lot roaster that would deliver specialty micro lot coffees to everybody in the world right to their doorstep, less than two weeks out of roaster. So you could say that the development of Black Rifle is really from the genesis of my life, which is probably over exaggeration. But the story of my life is built around hard work and blue collar values with a layer copy sophistication from the West Coast, San Francisco and Seattle, and all the places that I’ve frequented looking for micro lot coffees. And then deploying and serving the United States in a wide variety of missions mainly around the constitution, which leads me to why was the company called Black Rifle Coffee. The story and it goes back to 2013, I was working on a range and I was training special forces soldiers, and former Navy seals and Marine forced recon guys to join the CIA. And I had a little one pound coffee roaster on the back tailgate of a truck.

I was roasting coffee for the guys who were going through the course, and I had my service rifle, which was a Black Rifle right next to my coffee roaster. At the time, I thought, well, we’ll just pull those two things together, merge those names and Black Rifle Coffee will be a tribute to what I feel is lifesaving equipment for all those that serve the constitution. And it’ll be an homage to the generations of men and women that have served this country before me.

So we merged those two things. I founded Black Rifle Coffee in 2014. And I ran this out of my garage for the first year and a half with my wife and I kind of doing customer service, roasting coffee, packing boxes. I basically worked every job in Black Rifle Coffee. I didn’t start with startup capital. I started with $1,800. My one pound coffee roaster, and I worked this out of my garage for over a year while I worked a second job.

I slept on a thermarest below my desk. I worked 20-hour days sustained for two years because I wanted to build something for the veteran community that was truly unique. My dedication and my passion to the community I think is kind of exemplified in a combination of ways. But my first year, I wasn’t able to pay myself anything. We made a little over $1.3 million, $1.37 to be exact. I didn’t pay myself any compensation. I’d sold my houses, my cars, everything I could in order to fund the growth of Black Rifle. But I was still able to contribute back to a veteran non-profit. So from day one, year one, my commitment back to the veteran community has always been through voting with my dollar and really trying to figure out what the mission is, dedicate my life to it, then drive directly towards that.

Our second year, we’ve continued to grow the company about sometimes we would double or triple the size of it. Now, obviously you’ve seen the model. You see what we’ve done. What we’ve been able to do for the veteran community across the globe to the soldiers, the sailors, and the airmen that have been deployed in the front lines, we’ve been able to deploy over $3 million in value to the front lines in 2021. We’ve given over $1.2 million to veteran first responder charities alone in 2021.

And the furthermore, what we’re trying to do and what I’m trying to do is build this ecosystem where the veteran community has something truly unique. They can come to work here at Black Rifle, we can entertain, we can inform, we can inspire, but through the combination of ways, not only through our causes, but the hiring process, I threw out this goal to hire 10,000 veterans, build something truly unique for them, where they have this incredibly talented pool of people that go to work every day and they understand the plight that the veterans sees specifically the GWOT veteran. And some of the things about the United States veterans, you might not know and some interesting facts is there are about 18.5 million veterans, which count for about 7% of the U.S. population. Their leaders and their communities, their leaders and their companies and you probably can identify multiple veteran leaders across communities, some of the challenges that we face.

So veterans typically at a higher rate will see mental and physical health challenges that the general population won’t, which is one of the driving factors in more importantly, I would say the strategic asmith of the company is not only to build something unique, but also directly contribute back to the veteran community every day, every week, every month, every year. And we have to speak very loud with the ecosystem that we build, the challenges that we put out, the veteran charities that we contribute to.

And I truly believe the actions speak louder than words. So it’s not just the way that we hire. It’s also how we inspire, which is a big driving factor as to why are we going public? The biggest thing that I think that we can give back to the veteran community is showing them that you can take a company from your garage with an $1,800 roaster, sleep under your desk, grind it out for years on end. You can take something from that garage and you can become publicly traded in seven years. And you can do it along the way with ethics and morality. And you can also build a profit driven company that will continue to grow and sustain for years to come with the ethics and morality driven company that continues to grow and sustain not only the internal aspects of the company and be profitable, but it becomes the inspiration for other business donors to go out and do the same thing.

It becomes a galvanized ecosystem for veterans that are transitioning to come in and work in a professional work environment to be openly embraced and we can communicate about those mental and physical challenges that we face every day. And we can be mission focused and having a direct impact to the veteran community every day as we roll out of bed and go to work. As you start to build something truly unique and valuable, we can always maintain the give back. We can always maintain the give back to the veteran community and the people that serve our country.

There are over 50,000 homeless veterans in the United States. Veteran unemployment is typically about 16% higher than your general population. One of the dents that I want to put in the universe is how big of an impact can we make and driving down those numbers and veteran homelessness and veteran suicide and veteran unemployment, how do we decrease those? How do we decrease those and continue to maintain profitability while scaling the company? This is our North Star. It’s our mission. It’s my calling. And it’s a calling to the company.

So I invite you all to join us on this journey, because my team and I build a unique mission driven business that we can all be proud of. And I can promise you that I’m fully committed to accomplishing our mission in building a category defining company that will create significant shareholder value.

So I’m going to turn it over now to Joe from SilverBox and he’ll discuss the SilverBox side of Black Rifle Coffee. Thanks, Joe.

Joe Reece

Thanks, Evan. We are incredibly excited to partner with Evan and the team at Black Rifle. And we – like Evan said, we appreciate your time today. It’s been an excellent six months with Evan and team, preparing this company to be a well performing company in the public markets. As we’ve told our shareholders, we evaluated over 200 potential transactions before we ultimately settle on Black Rifle. And I will tell you the more time that myself and my team spend with Evan, Tom, Toby and the rest of the team, the more excited we get about the opportunities for our shareholders as shareholders at Black Rifle.

In my 30 plus year career on Wall Street, I have reviewed invested in finance, taken public hundreds of companies. And I will tell you, I have rarely ever seen a company with the operational and financial growth opportunities that we collectively feel Black Rifle presents.

Even more importantly, we see great opportunity for shareholder value creation here. Our opinion is Black Rifle Coffee Company is a great company for three reasons. First and maybe foremost is the focus on the mission. You heard Evan mentioned his commitment and his team’s commitment to bettering the lives of veterans and critical to that is building a great company.

My first exposure to the loyalty of this – the customer base here came in an airport. I was actually wearing a Black Rifle t-shirt I was in LAX, I was headed to JFK on a Black Rifle meeting and I had two separate passengers walking through the airport, stop me and say, love the company, love the merchandise, love the coffee, love the brand, and most importantly, love the mission. The same exact thing happened on that trip, when I got off the airport in JFK and it really resonated for us, why this is such an authentic compassionate mission driven brand. The fact that they’ve got a net promoter score of 78, which is world class. We feel epitomizes what this brand means to its customer base.

Second, we’re talking about a huge market opportunity. Just in the U.S., coffee is a $45 billion category. What’s great about this company though? It’s already more than coffee. Approximately 12% of the revenues in 2021 were merchandise. That’s leading aside brand extension, product extension, et cetera that Tom and team are going to talk about. But this is a huge market opportunity for the prosecuting.

Third and finally, this is all about execution. They have built a massively scalable platform. That started out, Evan mentioned what he and his wife did in his garage, bagging coffee, they built this brand digitally native, right? That gives them extreme competitive strategic advantage as they begin to scale. They can geospatial market. They can drive traffic, they can do things that other land-based retailers and consumer product companies can’t do.

Ultimately, this truly is an omni-channel business and it’s going to allow the company to serve its loyal customer base through multiple channels. You’ll hear Tom talk later about the flywheel. This is all about execution and no one knows how to execute like this team. And this will drive shareholder value.

If you turn the page please, I’ll give you some statistical highlights behind why we feel so strongly that Black Rifle is a great investible asset. If you look from 2019 to 2021, the company nearly tripled revenues. And based on what we’ve seen in the management forecast that we believe are very attainable. They’re going to double revenues yet again in the next two years. The company’s gross margins are in line with some of the highest quality and most profitable companies and the broader consumer sector. And we actually see opportunities for further margin expansion is the company continues to expand and scale, make no mistake.

We know coffee is very, very competitive. However, it’s also very large and it’s very attractive as a daily ritual consumable. Most importantly, we think that there’s a real mega trend going on, where customers want to support and buy from companies with whom they share values. And when you think about the customer base here, it’s hard not to want to support veterans and first responders and the mission that Evan and Tom and Toby and Greg and the whole team are driving to. And the best part about this is great as this company is right now, we think that Tom, Toby, Evan and the whole team, they’re just getting started.

With that, Tom, the Co-CEO, I’m going to turn it over to him and let him walk you through some more specifics on the business. Tom?

Tom Davin

Joe, thank you very much. Good morning, everybody. Evan Hafer, of course, enjoying some just black and a cup. I’ve got rich mocha in a can, our rated drink product. I highly recommend it to you. So as we discuss Black Rifle Coffee business model, I’d like to highlight three key reasons why we believe we’re uniquely position to win in this competitive category.

Number one. We’re the only mission driven lifestyle brand in the coffee industry. And our mission is core to everything we do. The mission is a major driver behind our success, because it resonates with customers, retail partners, vendors and yes even landlords. Our content creation capability enables us to build a large and growing community.

Next, we’ve create premium coffee and as Joe mentioned, high quality merchandise that our consumers love consistently executed across our different channels of distribution. Finally, we’re digitally native and omni-channel. We have a brand in product that allows to be in multiple complimentary channels, resulting in a highly differentiated scalable business model. Next slide please.

As a digitally native brand, social media is a key component of our strategy. We’ve a larger internal team dedicated to content creation and we work with over 50 brand ambassadors who use social media to promote the Black Rifle Coffee brand. Our in-house integrated technology platform leverages data science and marketing technology to provide insights on consumer behavior, allowing us to create content that our consumers will engage with and share with their friends. Next slide please.

This is the Black Rifle Coffee brand grows and evolves, we continue to drive innovation how we reach our growing community. Three examples of brand new partnerships just announced include. Travis Pastrana, one of the best known action sports athletes in the world and a six time X Games gold medalist. Travis just left team Red Bull to join Black Rifle Coffee Company.

Tim Kennedy is a former UFC professional fighter and currently serving U.S. Army Special Forces Green Beret with a large shows to media following. Finally, Spartan Race is the leading obstacle racing brand in the U.S. with a very large following as well. Next slide, please.

Joe Reece mentioned that our net promoter score is 78. This high level demonstrates strength of our brand and the enthusiasm our consumer exhibit and support of our mission. We have the highest NPS among coffee competitors and one of the highest across all consumer brands. You’ll note some of the commentary on the right hand side of the slide and we are just as proud of those customer comments as we’re the NPS score. Next slide, please.

Looking at the reasons customers buy our product. These demonstrate our brand values and product quality resonate with our consumers. This is according to a recent company survey that top three reasons customers purchase Black Rifle products are: first, our support for the military and veterans; second, our great tasting coffee; and third, our brand alignment with their values. Next slide, please.

So pulling this all together, we’re in the very early stages of a multi-decade growth strategy, led by the rapidly expanding community and executed through a powerful omni-channel platform that includes you to see outpost your experiential coffee shops and our wholesale segment. Collectively, as Joe mentioned up front, we call this the omni-channel flywheel. Each component supports the other components. The omni-channel is the key element of our growth model to allows us to serve customers in multiple ways while providing us with multiple vectors of growth.

One note of our wholesale channel. Within this channel, there are two somewhat distinct set of channel partners. First on the wholesale coffee and merchandise side, we’re partnered with specialty retailers, such as 5.11 Tactical, Bass Pro Shops and Cabela’s, where we have meaningful overlap with our community. In these relationships, we’re typically the only provider of coffee products often in a dedicated shelf space or fixture. For a Ready to Drink or RTD product, we sell canned coffee to C-Stores, grocery, drug and mass merge retailers, such as Speedway, H-E-B, CVS and Walmart.

As shown on the right side of the page, the primary driver of growth today has been our direct-to-consumer channel, but with the growth of outpost and wholesale segments, we expect the revenue makes to become much more balanced over time. Next slide, please.

Coffee is a significant market. We believe we can address the majority of the $45 billion U.S. coffee market. We’ve identified our serviceable addressable market is being $28 billion consistently of over a 100 million consumers aligned with our brand values. This serviceable addressable market is comprised of $10 billion at-home coffee consumption, $4 billion of Ready to Drink, and $14 billion out-of-home. Next slide, please.

We have a proven ability to reach a broad and diverse audience. Some of you may be surprised to learn that our top MSA in the United States is New York City followed closely by Dallas-Fort Worth, Los Angeles, Washington, DC, and Phoenix. We also have a very attractive customer demographic that skews younger and higher income relative to general population. Next slide, please.

Turning now to our unique brand and growing community. We utilize a three-pronged strategy to engage this community through high quality content. Inform is the first pillar of content. We want our audience to love coffee as much as we do. Our educational content focuses on coffee history, sourcing, and preparation techniques. The pillar is Inspire. This consist stories of active military members, veterans and local heroes. In many ways, the Inspire pillar is the beating heart of the company. It’s the “why” behind what we do. Entertain is the third pillar. This is the content people typically think of when they think of Black Rifle Coffee media, our audience loves the irreverent humor, slow motion action, and original music. That’s part of every piece we produce. Next slide, please.

So moving on to what customers buy. We create high quality coffee across broad offering comprised of ground and whole bean in bags, Ready to Drink product, K-Cups, we call them rounds, and instant coffee. Merchandise sales as Joe mentioned ceded about 12% last year consisting of premium t-shirts, hats that is drink wear and accessories including stickers. And it’s a very important part of our omni-channel model. We see this particularly in our Outposts where very large merchandise sales are a key driver of our superior Average Unit Volumes. Next slide, please.

We are passionate about coffee. You heard Evan talk about how it became his obsession in the military. And today, we sourced premium quality Arabica green coffee from Columbia and Brazil, with a score of 83 points on the green or higher. We find we win versus competition on aroma and flavor. And we roast our coffee in house at a state of the art facility in central Tennessee, where today we still have significant capacity for expansion. We recently added to our coffee sourcing team to continue expanding our capabilities ensure that we will always have the highest volume coffee. Next slide, please.

We’ve got a deep and cohesive leadership team, each of whom have proven track records. This enables us to vigorously execute on the business model. I’ll note that of the top leaders, five of us are military veterans and five have been senior executives at public cup. In short, we’ve got high performing team that’s committed to deliver results in a public company environment. We’ve also continued to add to this team and support of our growth. And we’ll talk more about that in the subsequent slides. Next slide please.

This is really exciting news and that we’re committed to building a mission-driven culture that like the military incorporates a diversity of talent and voices. And we believe our mission driven culture is a key driver of our ability to attract, retain and develop talent. Just recently last month, Black Rifle Coffee was recognized as the LinkedIn Diversity Champion among companies of 1000 employees or less. This put us in the same league as other larger companies, such as NASA, Boston Consulting Group and the Harvard Business School. I’ll note that this award came about with no involvement whatsoever from us or the company was entirely reduces all of the work done by LinkedIn’s data analytics team, as they examined company engagement and activity in and around the LinkedIn platform. Next slide, please.

This is my favorite slide in the presentation. So this sets up the whole growth strategy section. And of course, most you, at this point have not had chance to go to an outpost location. This photo is of people over 50 folks in line the night before the grand opening of our Clarksville, Tennessee outpost this past summer. These people have queue up overnight to be first in line for this 05:00 a.m. grand opening. Why, yeah, they’ll get a free getting tumbler that gives them drip coffee for a year, but it’s really all about coming together as a community. And we believe this illustrates the pent up demand for the Black Rifle Coffee brand across the country. And it shows we are filling a void that’s not addressed by our coffee competition. I’ve been part of some great brands before, as Evan mentioned, Taco Bell, Panda Express and 5.11 yet I’ve never seen anything like this level of excitement. Next slide, please.

Here we highlight our four key vectors of growth. Number one, we’ll continue to grow our direct-to-consumer business. The D2C business of course, has been the core driver of growth to date and we see the opportunity to achieve predictable growth far into the future. Number two, we’ll expand our outposts and we believe we have superior prototype unit economics along was significant white space for growth. Third, we’ll continue to rapidly scale Ready to Drink business. We’ve grown this segment to be a top four brand in just 18 months and we’re just getting started. Finally we’ll expand our wholesale partnership distribution. Next slide, please.

So double clicking on our direct-to-consumer segment, we believe, we are the leading coffee subscription company with attractive customer acquisition economics, and a high retention rate. We’ve got a low monthly churn in the range of 3% to 4% and more than 285,000 active coffee club subscribers. So come a long way from 2014 in Evans Garage, where you had the idea of coffee shipped to one’s home on a subscription basis. We’ve got an excellent lifetime value and that’s approximately four times our cost to acquire customers. Note that for last year 2021 approximately 40% of total revenues to the company was generated from subscription revenue. Next slide, please.

With aided brand awareness trust U.S. below 20% again, aided brand awareness below 20%. We have significant brand building opportunity where every element, the omni-channel growth model will enhance awareness and drive penetration. Looking closer at the brand awareness among our core military and veteran affiliated audience, our brand awareness is only 17% that illustrates that we have significant opportunity to expand with that group and the other groups on the right hand side of the slide. Next slide, please.

Moving to our second growth driver outposts. As mentioned, outposts are key component in the omni-channel business model literally redefining the brand experience by inviting our community members to engage on a personal and daily basis. The experiences are unique, defensible and the unit economics are outstanding. These locations are also billboards that provide another customer acquisition vehicle. As you know, I’ve got significant experience building out retail locations. I’ll led the expansion well over at 1,000 restaurants and or stores for Taco Bell, Panda Express, and 5.11 Tactical. The opportunity we have here at Black Rifle Coffee is the most exciting I’ve experienced in my career.

Let’s take a look at the unit economics for outpost. So as you can see, our check average at $12 to $13 is about double that of our coffee competitors. What drives that high check average? What’s a merchandise mix of approximately 48% of revenue, which includes bagged coffee, K cups, as well as hats, t-shirts and the like fully demonstrates that we are a lifestyle brand with an incredible emotional connection to our customers. Our prototype location generates average volumes of approximately 2.5 million, which is among the highest for coffee or beverage related concepts. We target four well margins of 25% and with build out costs for approximately $1.4 million cash on cash returns of 45% or more. We opened 12 new outposts in 2021, including seven company-owned stores and the results of difference further confidence in both the unit economics and the overall opportunity set. Next slide, please.

Here are two external photos, of course, on the left side, and four interior photos of outpost. I direct your attention to the middle two photos and those retail merchandise in bag coffee, t-shirts, hats, drinkware. And if you look really close, so you might be able to see some stickers in there that comprises roughly 600 square feet of interior space. That’s fully dedicated to retail and it’s integrated as part of the queue line, as one would go from entering the store up to the front counter to make an order. Next slide, please.

As mentioned, we believe we have a long runway to expand outpost. We estimate that our white space opportunity today is over 1,300 locations. This is based on proprietary analytic work. We’ve done with Jones Lang LaSalle, the large real estate advisory firm. And based on this, we expect to have at least 78 outposts opened by 2023 in nine priority markets. Note that for site strategy, we leverage our proprietary customer database of two million lifetime customers along with the JLL analytics and our team’s extensive background in store development. All of this allows us to hit a very high diving average. Next slide, please.

Here’s a great case study for the Phoenix market, which has saw in the product signs is one of our priority markets. Based on our data analytics, we believe Phoenix will be in the highly attractive market and we plan to develop the entire market as company owned stores. We did our initial mapping in February of last year. We hired a broker shortly thereafter. In August, we updated the analytics with refreshed customer data. As you can see on the map, we plotted over 40 potential store locations, 42 to be exact here. And we now have four executive leases and eight other leases in various stages of negotiations that obviously totaled 12 sites puts us well on track to proceed our goal having 13 outpost in the market by 2023.

I’ll now turn the call over to Toby Johnson, our Chief Operating Officer. Toby?

Toby Johnson

Thanks, Tom. I’ll join Tom and Evan and raising a mug as you’re hopefully enjoying our coffee this morning. We hear time and again that people come to our brand, because they love our mission, but they come back because we make great products and a delicious cup of coffee. So cheers.

As Evan said earlier, I’m a recent addition to the team joining at August of last year, after 14 years in the CPG industry. And I’ve had the opportunity to sell some incredible brands, but I have never seen the reception and enthusiasm for a newly launched product. Like I’ve experienced with our RTD products. As a veteran, I joined this company, because I believe deeply in the mission, and because of this, I take the responsibility of stewarding our growth with a disciplined approach very seriously, so that we can continue to have a positive impact in the lives of veterans and first responders as we build this business for the future.

We launch Ready to Drink coffee in March of 2020 with two 11 ounce products. Since then we’ve added two incremental 50 ounce products with 300 milligrams of caffeine and MCT Oil. And as we end 2021, our Ready to Drink portfolio is now available in more than 40,000 locations across the U.S., which is in line with the forecast we published in November. We’re a top four brand in this $4 billion category with less than 20% penetration in convenience stores. Our products and brands have been incredibly well received. For example, we’ve been the number one contributor to RTD coffee dollar growth in the convenience channel for six straight months. And we were recently awarded the 2021 CSP Retailer Choice Best New Product award.

The pull we have from customers is tremendous. And importantly, we have the ability to execute on that demand. Having already built out our distribution network with over a 100 DSD distributors. We now have 90% distribution coverage of the U.S. market. We have tremendous runway to continue to build on the momentum of our Ready to Drink business with two main paths for significant growth. I’ll cover the first path on the next slide.

So first, we’re looking at expanding points of distribution. As mentioned, our 11 ounce RTD products are in less than 20% of convenience stores. And our 15 ounce products are in less than 10%. With our existing retail partners, we have less than 50% penetration with that, those roughly 40,000 doors that I mentioned, and that’s out of a total of 73,000. We actually see our total potential door opportunity as much larger at 375,000 doors across convenience stores, food, drug, and mass. And we will continue to expand our retail partner footprint with more than 30 newly secured partnerships activating in early 2022. You can see listed on the right hand side of the slide, some of our current national retail partners from Circle K and CVS, to HEB and Walmart, as well as some recent new customer wins. Next slide, please.

The other path to growth is by adding additional SKUs and facings to our existing distribution points. For illustrative purposes, we’ve provided an actual case study from a national chain that shows the incrementality of adding SKUs to demonstrate our growth potential. You can see the increase in velocity of volume per outlet as we’ve added these SKUs supporting a very compelling case for SKU expansion within current doors. The data shows both the growth in volume per outlet that we’ve been experiencing. And more recently the impact and the incrementality of our two new SKUs contributing to the overall growth.

We have four SKUs today, we believe there are compelling opportunities to increase our SKUs overtime and we do have plan to launch at least two new SKUs during 2022. We believe our forecast for RTD are conservative as they assume less than three SKUs per door during the forecast period. Next slide please.

In addition to consumers interacting with our brand in both our outpost and through convenience stores and FDM, we also distribute our products to outdoor DIY and lifestyle retail chains, which we believe is unique and speaks to the strength of our brand. These partnerships emphasize compliment and highlight our mission and provide strong lifestyle branding opportunities. In these locations, we sell coffee products, including bagged coffee, K cups, RTD coffee, as well as merchandise. We’re typically the only branded coffee sold in these stores often with dedicated Black Rifle exclusive displays. We believe these strategic partnerships expand our brand awareness due to overlapping customer basis, particularly with those who are active duty or retired military those with passions, for hunting, fishing, and the outdoors, as well as enthusiasts with high affiliation to our brand.

At the end of 2020, our products were sold in more than 2,200 of these specialty retail doors up from 800 in 2019. We’re targeting more than 3,600 doors out of the total 7,200 by the end of 2023. And we view these retail partnerships as a key part of omni-channel flywheel driving our business by reaching consumers across multiple touch points.

I’ll now turn it back over to Tom.

Tom Davin

Thank you, Toby. So great example of our omni-channel flywheel can be seen in the San Antonio, Texas market. In 2020 we opened one outpost in certain selling product in the local bass per shop. We also introduced greater drink product in convenience stores in and around the San Antonio market. And of course, we were already serving the at home direct-to-consumer market via our e-com platform. In 2020, revenue in the market totaled approximately $3 million. And the key points that when we opened that first outpost, we saw an immediate lift in direct-to-consumer sales within a five minute drive time of the store and that lift has sustained.

Last year in 2021, we continued to add additional wholesale doors achieved approximately $5 million of total revenue in the market. Today, we have two more outposts about to go under construction with three additional deals in negotiation. Fast forward to 2023, we’ll have seven outposts and anticipate total revenue more than $20 million. So while it’s still early, it’s clear that every element of the omni-channel flywheel model is indeed additive and creates a capital efficient, highly differentiated business platform. Next slide, please.

So technology investment is a key enabler of the omni-channel model. Our investment priorities for 2022 include fully integrating our retail outposts and digital channels, including loyalty, gift card programs, order head capability for food and beverages in the outposts, order online, pick up in store for bagged coffee in retail merchandise along with in-store subscription management. We’ll also dramatically include or improve rather than a coffee club subscription experience facilitated by a new headless e-Commerce solution and enhanced by new backend subscription billing platform. Next slide, please.

So pulling it all together, back to the financial model, we’re forecasting that we achieved more than $230 million in revenue last year in 2020. We’re highly confident in the $300 million revenue guidance we’ve shared for 2022 and for the stair step from 2021 up to 2023. You can see the direct-to-consumer account for about $36 million of incremental revenue based on steady growth of our substantial direct-to-consumer based business. Wholesale in total will deliver $87 million incremental revenue from new doors, new retailers, and the outpost segment will contribute approximately $78 million of incremental revenue totaling north of $430 million forecasted for 2023. That indicates a go forward compound annual growth rate of 37%.

I’ll now turn the call over to Greg Iverson, our CFO to talk about our financial performance in further detail. Greg?

Greg Iverson

Thank you, Tom. Slide 38 really demonstrates the evolution of our business. If you go back a couple of years to 2019 Black Rifle Coffee was almost entirely a direct-to-consumer business. In 2020, we achieved incredible growth doubling our revenue from $82 million to $164 million. But what’s not really evident in the stack bar chart is that during 2020, we also transform the company through the opening of our first company outpost, our first franchise outpost, the launch of our Ready to Drink product and establishing our partnership with Bass Pro and Cabela’s in our wholesale channel.

With this, we entered 2021 with omni-channel capabilities, which we’ve rapidly scaled throughout the year. For 2021, we planned revenues of $230 million, which is a 40% growth rate versus 2020 based on our preliminary results for the month of December, we expect 2021 revenue to be in line with or slightly higher than our $230 million target. Going into 2022 with our proven omni-channel model, we are very confident in our ability to achieve our 2022 revenue target of $311 million. Next slide, please.

This slide illustrates some of the key growth drivers supporting our model. Before I go into the details, I’m proud to report that we met or exceeded all the channel growth KPIs on this chart for 2021. First, with direct-to-consumer, as planned, we moderated our growth versus what we experienced in 2020 and we continue to grow our subscriber base and maintain strong customer retention. Tom referenced the brand awareness among our audience remains relatively low, which gives us confidence. We can continue to grow our subscription business as we continue to increase awareness overtime.

Second, with our Ready to Drink business, we’ll continue our track record of successful launches with retailers and distributors in this very large market. As a reminder, the U.S. market includes 375,000 doors. So at a 100,000 doors by the end of 2023 represent penetration of less than 27% of the U.S. market.

Third with retail coffee shops, we’ll execute on our strategy by creating an immersive experience for our customers. As Tom described, we have a talented and experienced team bringing stores to life in our target markets.

Fourth, wholesale. The results of our partnerships with retailers such as Bass Pro and Cabela’s have been very positive. There’s a lot of demand for our product with other leading retailers. Also, as a reminder, the wholesale door counts on this slide don’t include food drug or mass. Next slide, please.

Next, I’ll touch on marketing. We’ve historically operated an efficient marketing model that leverages our own media capabilities. This has allowed us to generate about 70% of the revenue from our website from unpaid sources. Going forward, we’ll gain leverage on our marketing spend with much of our growth coming from our outposts and wholesale channels as both require less marketing spend than direct-to-consumer. Additionally, we’ll continue to drive efficiencies in our marketing platforms and benefit from scale, particularly with those marketing investments that are more fixed in nature. Next slide, please.

I’d now like to briefly touch on our approach to capital allocation. First, our business historically has been highly capital efficient. The primary area for capital investment going forward is our outpost. We’ve already described our ability to invest in that channel and achieve 45% cash on cash returns. Most of our remaining capital will be allocated to investments in additional capacity and automation for our in-house coffee production. Next slide, please.

Last topic I’ll cover today is our long-term revenue growth and profitability targets. Starting first with revenue, given the strength of our brand and our product offering within the massive U.S. coffee industry, we’re confident we can deliver sustained revenue growth at or above the 30% level.

Second, on gross margin, we’ve demonstrated gross margins at or above 40% and there’s room for improvement as we continue to scale and fine tune our operations. Lastly, on EBITDA margin. Today, we operate across three channels and two of these channels were launched within the last 24 months. We’re subscale and investing significantly to support the rapid growth of these new lines of business. But at a scale, we believe we can realize EBITDA margins around 20%.

Next slide, please. To give these long-term targets and context, we’ve included a couple of benchmarks on this slide. We think Monster and Chipotle have strong similarities with our highest growth channels being RTD and outpost. If you go back to 2002 and 2003 and look at how both Monster and Chipotle scaled their businesses during roughly similar stages of growth, Monster was able to achieve over 25% EBITDA margins overtime, and Chipotle was able to add 200 basis points to 400 basis points of EBITDA margin each year as they grew their business. Based on the attractive underlying economics of our revenue channels with the sustained focus on efficiencies and leveraging our scale overtime, we believe that a 20% EBITDA margin is achievable, is an achievable target for our business.

I’ll now turn the presentation back to Toby Johnson to talk about some of the initiatives underway to improve margins and the near-term.

Toby Johnson

Thanks, Greg. I’d like to share some detail on how we’re building our expertise within the supply chain organization and how we’re then focusing the efforts of this team on margin improvement initiatives. Since joining Black Rifle in August last year, I’ve been building a team to help deliver against some of our biggest opportunity areas.

First I’d like to highlight some of our talent. Manny leads our overall supply chain organization and comes to us from leading supply chain for PepsiCo’s $8 billion Latin America foods business. You see a picture of him from his time serving in the U.S. Air Force. Stanley joined us as a full time dedicated contractor and brings a wealth of coffee expertise. He spent the past 13 years deeply engaging in the coffee value chain around the world. He’s pictured at a coffee farm in Brazil. Another dedicated contractor Jack has a 32-year career with Frito-Lay and is someone I have worked with directly for the past five years. We are tapping into his manufacturing expertise.

Lastly, Ben joins us with a great background serving as an Area Manager for Amazon, setting up Frito-Lay supply chain for eCommerce and most recently from PepsiCo Logistics. He leads our fulfillment, distribution and transportation team and is a former Green Beret. I want to reinforce our commitment to veteran talent, Manny and Ben are great examples of the caliber of our veteran leaders that we have at Black Rifle. Next page, please.

Next, I want to walk you through some of the specific areas that we are focused against. First is sourcing, which is critical with 80% of our standard unit cost driven by green coffee beans. We're working to both consolidate our sourcing and warehouse partnerships and to be more agile with our sourcing origins. We will never compromise on quality and a broader set of origins will enable us to provide our customers with a freshest coffee depending on seasonality.

It will also enable us to respond to unforeseen situations like the three frosts and Q4 drought of Brazil experience last year. The next opportunity area is manufacturing. Our focus here is investing to automate and enable scaling our production in our Tennessee footprint to support up to $1 billion in revenue as the business grows. This will automate our process, which is largely manual today. Pictured is a roasted coffee handling system, including whole roasted bean storage, chain way conveyors, grinder surge hopper, and degassing bins.

In addition to scale and efficiency, these investments will enhance the quality of our coffee production. Today we use totes to manually move coffee from station to station in the plant. In the future, once coffee is added to our green bean handling system, as it enters the plant, it will be conveyed automatically all the way to our packaging lines.

Another opportunity areas for fulfillment, we currently have two fulfillment centers located in Tennessee and Nevada. As you can see from our heat map, the opportunity to optimize our fulfillment solution to serve our customers and support our growing omni-channel business may call for additional distribution notes.

Last is shipping. We have opportunities to improve partial efficiency and LTL consolidation, while also reducing days to deliver to our customers. Currently, shipping costs represent the largest single item in our cost base. So this is very important. We're confident in our ability to impact these areas with our supply chain team, leading these efforts, we anticipate impact to the work in each of these areas in half one of 2022, and we will continue to build a pipeline of opportunities to pursue as elevate performance and support the growth of our business.

Tom, over to you to wrap up.

Tom Davin

Toby, thank you very much. So let’s pull it altogether. We're in the early years of a multi-decade growth strategy, execute through the proven elements of the omni-channel flywheel. We fully appreciate that we operate in a very competitive arena, but we believe a winning, durable business model and the team to execute the model. As we wrap the presentation like you to think about five key factors here.

Number one, Black Rifle Coffee is an exciting growing brand. We have more than 285,000 active club subscribers. We're Ready to Drink coffee business that is dealing rapidly. We've an Outpost model that's exciting and delivering outstanding results.

Number two, we've got a talented management team for the great track record of achieving results.

Three, we've already delivered excellent financial results. Notably, over the past three years, grown revenue at a compound annual growth rate of 67% and plan to grow at 37% compounded over the next three years.

Fourth, we know how to build this brand. We've gotten an aggressive integrated growth strategy and we have a team with a relentless dedication to executing the plan.

Five and lastly, we've chosen a partner for the investment, who's as passionate about our mission as we are. Our partners at SilverBox engaged have tied their sponsor economics to our growth. So their interests, our interests, and the interests of shareholders are tightly aligned. As a final reminder, we have a breakout session coming up at 1:30 PM Eastern and that's a great time to address all your questions. We look forward to continuing our discussions and drinking more Black Rifle Coffee with you. Thank you very much.

Forward-Looking Statements

Certain statements in this communication are forward-looking statements. Forward-looking statements generally relate to future events including future financial or operating performance of the Company or SBEA. Forward-looking statements generally relate to future events or SBEA’s or the Company’s future financial or operating performance. For example, projections of future revenue and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by SBEA and its management, and the Company and its management, as the case may be, are inherently uncertain and are inherently subject to risks, variability and contingencies, many of which are beyond the Company’s control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) SBEA’s ability to complete the business combination; (2) the outcome of any legal proceedings that may be instituted against SBEA, the combined company or others following the announcement of the business combination and any definitive agreements with respect thereto; (3) the inability to complete the business combination due to the failure to obtain approval of the stockholders of SBEA, to obtain financing to complete the business combination or to satisfy other conditions to closing; (4) changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the business combination; (5) the ability to meet stock exchange listing standards following the consummation of the business combination; (6) the risk that the business combination disrupts current plans and operations of the Company as a result of the announcement and consummation of the business combination; (7) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain key relationships and retain its management and key employees; (8) costs related to the business combination; (9) changes in applicable laws or regulations; (10) the possibility that the Company or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the Company’s estimates of expenses and profitability; (12) the failure to realize anticipated pro forma results or projections and underlying assumptions, including with respect to estimated stockholder redemptions, purchase price and other adjustments; and (13) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in SBEA’s final prospectus relating to its initial public offering dated February 25, 2021, in the Form S-4 relating to the business combination filed with the SEC, and in subsequent filings with the SEC, including the final prospectus/proxy statement relating to the business combination. There may be additional risks that neither SBEA nor the Company presently know or that SBEA and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither SBEA nor the Company undertakes any duty to update these forward-looking statements or to inform the recipient of any matters of which any of them becomes aware of which may affect any matter referred to in this communication.

Additional Information about the Proposed Business Combination and Where to Find It

This communication is being made in respect of the proposed transaction involving SBEA and Authentic Brands LLC (the “Company”), the parent company of Black Rifle Coffee. In connection with the proposed business combination, BRC Inc. (“PubCo”) has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (the “SEC”). PubCo has filed a registration statement on Form S-4 (Registration No. 333-260942) with the SEC, which includes a proxy statement of SBEA and a prospectus of PubCo, referred to as a proxy statement/prospectus. After the Form S-4 has been declared effective by the SEC, a proxy statement/prospectus will be sent to all SBEA stockholders as of a record date to be established for voting on the proposed business combination. SBEA also will file other documents regarding the proposed business combination with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF SBEA ARE URGED TO READ THE FORM S-4, THE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION.

Investors and security holders will be able to obtain free copies of the Form S-4, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by SBEA through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

SBEA, PubCo and their respective directors and executive officers may be deemed participants in the solicitation of proxies from SBEA’s stockholders with respect to the proposed business combination. A list of the names of those directors and executive officers and a description of their interests in SBEA is contained in SBEA’s final prospectus related to its initial public offering dated February 25, 2021, which was filed with the SEC and is available free of charge at the SEC’s website at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the proposed business combination when available.

The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of SBEA in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination is set forth in the proxy statement/prospectus for the proposed business combination filed with the SEC.

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This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.